UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 19, 2022
MANNATECH, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1410 Lakeside Parkway, Suite 200
Flower Mound, Texas 75028
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (972) 471-7400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol(s)	Name of each exchange on which registered
Common Stock,	par value $0.0001 per share	MTEX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

[ ] Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On and effective as of April 15, 2022, in accordance with the Fifth Amended and Restated Bylaws of Mannatech, Incorporated (the “Company”), the Board of Directors of the Company (the “Board”) appointed John A. (Jack) Seifrick (“Mr. Seifrick”) as a non-employee board member to fill the vacancy on the Board created by the retirement of Mr. Eric W. Schrier. As a result of the reapportionment of classes following Mr. Schrier’s retirement from the Board, Mr. Seifrick will serve a Class III director of the Board.
Mr. Seifrick was appointed to serve on the Associate Compliance Subcommittee of the Nominating/Governance and Compliance Committee as well as the Audit and the Compensation and Stock Option Plan Committees. He was also appointed to serve as chair of the Science and Marketing Committee.
As a non-employee director, Mr. Seifrick will receive the compensation offered to all of the Company’s non-employee directors for services on the Board. There is no arrangement or understanding between Mr. Seifrick and any other person pursuant to which he was selected as a director. In addition, there are no transactions in which Mr. Seifrick has an interest that are required to be disclosed under Item 404(a) of Regulation S-K.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2022

MANNATECH, INCORPORATED
By:	/s/ David Johnson
David Johnson
Chief Financial Officer